EXHIBIT 99.1

STRYKER REPORTS 9% SALES GROWTH, 13% ADJUSTED NET EARNINGS GROWTH

FOR QUARTER ENDED DECEMBER 31, 2010

Kalamazoo, Michigan - January 25, 2011 - Stryker Corporation (NYSE:SYK) reported operating results for the quarter and year ended December 31, 2010 as follows:

Fourth Quarter Highlights

•	Net sales increased 8.6% on a constant currency basis (8.8% increase as reported) to $1,995 million
•	Orthopaedic Implant sales increased 4.3% on a constant currency basis (4.5% increase as reported)
•	MedSurg Equipment sales increased 15.4% on a constant currency basis (15.3% increase as reported)
•	Adjusted net earnings increased 12.5% from $330 million to $372 million and adjusted diluted net earnings per share increased 13.4% from $0.82 to $0.93
•	Reported net earnings decreased 3.6% from $306 million to $295 million and reported diluted net earnings per share decreased 2.6% from $0.76 to $0.74

Highlights for the Year Ended December 31, 2010

•	Net sales increased 7.8% on a constant currency basis (8.9% increase as reported) to $7,320 million
•	Orthopaedic Implant sales increased 3.3% on a constant currency basis (4.6% increase as reported)
•	MedSurg Equipment sales increased 15.0% on a constant currency basis (15.7% increase as reported)
•	Adjusted net earnings increased 12.6% from $1,180 million to $1,329 million and adjusted diluted net earnings per share increased 12.9% from $2.95 to $3.33
•	Reported net earnings increased 15.0% from $1,107 million to $1,273 million and reported diluted net earnings per share increased 15.2% from $2.77 to $3.19

"Our 2010 results reinforce the underlying strength provided by our diverse revenue base as we delivered on our financial commitments while successfully navigating through the continued challenges presented by the difficult economic environment," said Stephen P. MacMillan, Chairman, President and Chief Executive Officer. "In 2010 we augmented our unique sales footprint by leveraging our balance sheet through several key acquisitions that both strengthen our core product offering while also allowing us to expand into fast growing adjacent medical technology markets. Combined with the continued double-digit increase in our annual dividend and ongoing share repurchases, we believe these moves optimized shareholder return and position our company for long term growth."

Sales Analysis

Net sales were $1,995 million for the fourth quarter of 2010, representing an 8.8% increase over net sales of $1,834 million for the fourth quarter of 2009, and were $7,320 million for the year ended December 31, 2010, representing an 8.9% increase over net sales of $6,723 million for the year ended December 31, 2009. On a constant currency basis, net sales increased 8.6% for the fourth quarter and 7.8% for the year ended December 31, 2010.

Domestic sales were $1,286 million for the fourth quarter and $4,793 million for the year ended December 31, 2010, representing increases of 11.0% in both the quarter and year ended December 31, 2010, as a result of higher shipments of Orthopaedic Implants and MedSurg Equipment.

International sales were $710 million for the fourth quarter and were $2,527 million for the year ended December 31, 2010, representing increases of 5.0% and 5.1%, respectively. The impact of foreign currency comparisons to the dollar value of international sales was favorable by $2 million in the fourth quarter and favorable by $70 million for the year ended December 31, 2010. On a constant currency basis, international sales increased 4.7% in the fourth quarter and 2.2% for the year ended December 31, 2010, as a result of higher shipments of Orthopaedic Implants and MedSurg Equipment.

Worldwide sales of Orthopaedic Implants were $1,166 million for the fourth quarter and $4,308 million for the year ended December 31, 2010, representing increases of 4.5% and 4.6%, respectively. On a constant currency basis, sales of Orthopaedic Implants increased 4.3% in the fourth quarter and 3.3% for the year ended December 31, 2010, based on higher sales of hips, knees and trauma implant systems.

Worldwide sales of MedSurg Equipment were $829 million for the fourth quarter representing an increase of 15.3% and were $3,012 million for the year ended December 31, 2010, representing an increase of 15.7%. On a constant currency basis, sales of MedSurg Equipment increased 15.4% in the fourth quarter and 15.0% for the year ended December 31, 2010, based on higher shipments of surgical equipment and surgical navigation systems, endoscopic and communications systems and patient handling and emergency medical equipment as well as sales growth through acquisitions.

Earnings Analysis

During the fourth quarter of 2010, the Company recorded an impairment charge of $124 million ($77 million net of income taxes) to reflect the anticipated loss on the previously announced sale of OP-1 assets used in orthopaedic bone applications.

Excluding the impact of the 2010 OP-1 assets impairment charge and other previously reported adjusting items, adjusted net earnings for the fourth quarter of 2010 of $372 million increased 12.5% over adjusted net earnings of $330 million for the fourth quarter of 2009 and adjusted diluted net earnings per share for the fourth quarter of 2010 of $0.93 increased 13.4% over adjusted diluted net earnings per share of $0.82 for the fourth quarter of 2009.

Excluding the impact of adjusting items, adjusted net earnings for the year ended December 31, 2010 of $1,329 million increased 12.6% over adjusted net earnings of $1,180 million for the year ended December 31, 2009 and adjusted diluted net earnings per share for the year ended December 31, 2010 of $3.33 increased 12.9% over adjusted diluted net earnings per share of $2.95 for the year ended December 31, 2009.

Reconciliations of net earnings to adjusted net earnings and diluted net earnings per share to adjusted diluted net earnings per share have been included at the end of this press release.

Net earnings for the fourth quarter of 2010 were $295 million, representing a 3.6% decrease from net earnings of $306 million for the fourth quarter of 2009.  Diluted net earnings per share for the fourth quarter of 2010 decreased 2.6% to $0.74 from $0.76 for the fourth quarter of 2009.  Net earnings for the year ended December 31, 2010 were $1,273 million, representing a 15.0% increase from net earnings of $1,107 million for the year ended December 31, 2009.  Diluted net earnings per share for the year ended December 31, 2010 increased 15.2% to $3.19 from $2.77 for the year ended December 31, 2009.

During the fourth quarter, Stryker repurchased 6.1 million shares at a cost of $314 million bringing total 2010 share repurchases to 8.3 million shares at a cost of $426 million.

2011 Outlook

The financial forecast for 2011 includes a constant currency sales increase of 11-13% as a result of growth in shipments of Orthopaedic Implants and MedSurg Equipment as well as sales from the recently acquired Neurovascular business. If foreign currency exchange rates hold near year-end levels, the Company anticipates net sales will be favorably impacted by approximately 0% to 1.0% in the first quarter of 2011 and by approximately 0.5% to 1.5% for the full year of 2011. Excluding the expected impact from foreign currency as well as acquisitions, sales growth is projected to be 5-7%.

The Company projects that adjusted diluted net earnings per share for 2011 will be in the range of $3.65 to $3.73, an increase of 10% to 12% over adjusted diluted net earnings per share of $3.33 in 2010. In 2011, the Company anticipates acquisition and integration-related charges associated with the recently completed acquisition of the Neurovascular business to reduce reported diluted net earnings per share by approximately $0.21 to $0.25, including transaction costs, additional costs associated with the step-up of inventory to fair value and other integration costs.

Conference Call on January 25, 2011

As previously announced the Company will host a conference call for financial analysts at 4:30 p.m., Eastern Time, today to discuss the Company's operating results for the quarter and year ended December 31, 2010 and provide an operational update.  To participate in the conference call dial 800-510-0219 (domestic) or 617-614-3451 (international) and enter the participant passcode 75423588. A simultaneous webcast of the call will be accessible via the Company's website at www.stryker.com. The call will be archived on this site for 90 days. A recording of the call will also be available from 8:30 p.m., Eastern Time, on Tuesday, January 25, 2011, until 11:59 p.m., Eastern Time, on Tuesday, February 1, 2011. To hear this recording you may dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the passcode 88981346.

Forward-Looking Statements

This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for the Company's products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for the Company's products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; unfavorable resolution of tax audits; changes in financial markets; changes in the competitive environment; and the Company's ability to integrate acquisitions. Additional information concerning these and other factors are contained in the Company's filings with the U.S. Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Stryker is one of the world's leading medical technology companies and is dedicated to helping healthcare professionals perform their jobs more efficiently while enhancing patient care. The Company provides innovative orthopaedic implants as well as state-of-the-art medical and surgical equipment to help people lead more active and more satisfying lives.  For more information about Stryker, please visit www.stryker.com.

STRYKER CORPORATION
For the Three Months and Year Ended December 31, 2010
(Unaudited - In Millions Except Per Share Amounts)

	Fourth Quarter			Year Ended December 31
CONDENSED STATEMENTS OF EARNINGS	2010	2009	% Change	2010	2009	% Change

Net sales	$ 1,995.1	$ 1,834.2	8.8	$ 7,320.0	$ 6,723.1	8.9
Cost of sales	624.2	593.2	5.2	2,285.7	2,183.7	4.7

GROSS PROFIT	1,370.9	1,241.0	10.5	5,034.3	4,539.4	10.9
% of Sales	68.7	67.7		68.8	67.5

Research, development and
engineering expenses	110.7	89.5	23.7	393.9	336.2	17.2
Selling, general and
administrative expenses	734.4	628.7	16.8	2,707.3	2,506.3	8.0
Intangibles amortization	15.9	8.8	80.7	58.2	35.5	63.9
Impairment of property, plant and equipment	123.5	-	--	123.5	-	--
Restructuring charges	-	-	--	-	67.0	(100.0)

	984.5	727.0	35.4	3,282.9	2,945.0	11.5

OPERATING INCOME	386.4	514.0	(24.8)	1,751.4	1,594.4	9.8
% of Sales	19.4	28.0		23.9	23.7

Other income (expense)	(7.1)	9.1	--	(21.8)	29.5	--

EARNINGS BEFORE INCOME TAXES	379.3	523.1	(27.5)	1,729.6	1,623.9	6.5

Income taxes	84.3	217.1	(61.2)	456.2	516.5	(11.7)

NET EARNINGS	$ 295.0	$ 306.0	(3.6)	$ 1,273.4	$ 1,107.4	15.0

Net earnings per share
Basic	$ 0.75	$ 0.77	(2.6)	$ 3.21	$ 2.79	15.1
Diluted	$ 0.74	$ 0.76	(2.6)	$ 3.19	$ 2.77	15.2

Average Shares Outstanding
Basic	394.6	397.8		396.4	397.4
Diluted	397.6	400.4		399.5	399.4

STRYKER CORPORATION
For the Three Months and Year Ended December 31, 2010
(Unaudited - In Millions Except Per Share Amounts)

RECONCILIATION OF REPORTED NET EARNINGS TO ADJUSTED NET EARNINGS

	Fourth Quarter			Year Ended December 31
	2010	2009	% Change	2010	2009	% Change
NET EARNINGS
Reported net earnings	$ 295.0	$ 306.0	(3.6)	$ 1,273.4	$ 1,107.4	15.0
Gain on sale of property, plant and equipment (a)	-	-	-	(13.4)	-	-
Income taxes on repatriation of foreign earnings (b)	-	67.1	(100.0)	(7.4)	67.1	-
Impairment of property, plant and equipment (c)	76.6	-	-	76.6	-	-
Restructuring charges (d)	-	-	-	-	48.4	(100.0)
Patent litigation gain (e)	-	(42.9)	(100.0)	-	(42.9)	(100.0)
Adjusted net earnings	$ 371.6	$ 330.2	12.5	$ 1,329.2	$ 1,180.0	12.6

DILUTED NET EARNINGS PER SHARE
Reported diluted net earnings per share	$0.74	$0.76	(2.6)	$3.19	$2.77	15.2
Gain on sale of property, plant and equipment (a)	$-	$-	-	$(0.03)	$-	-
Income taxes on repatriation of foreign earnings (b)	$-	$0.17	(100.0)	$(0.02)	$0.17	-
Impairment of property, plant and equipment (c)	$0.19	$-	-	$0.19	$-	-
Restructuring charges (d)	$-	$-	-	$-	$0.12	(100.0)
Patent litigation gain (e)	$-	$(0.11)	(100.0)	$-	$(0.11)	(100.0)
Adjusted diluted net earnings per share	$0.93	$0.82	13.4	$3.33	$2.95	12.9

The weighted-average diluted shares outstanding used in the calculation of this non-GAAP financial measure are the same as the weighted-average diluted shares outstanding used in the calculation of the reported per share amounts.

(a)	In 2010 the Company sold its Orthopaedics Implants manufacturing facility based in Caen, France.
(b)	In 2010 and 2009 the Company recorded income tax expense adjustments associated with the repatriation of foreign earnings in 2009.
(c)	In 2010 the Company announced a definitive agreement to sell its OP-1 product family for use in orthopaedic bone applications and its manufacturing facility based in Lebanon, NH. As a result of the announcement, the Company recorded a one-time non cash charge to reflect the reduction of the carrying amount of the associated assets to their fair value.
(d)	In 2009 the Company initiated restructuring projects focused on streamlining operations, including the termination of certain third-party agent agreements at the Company's Europe Division and the discontinuation of certain products within its
Orthopaedic Implants and MedSurg Equipment segments.
(e)	In 2009 the Company settled an outstanding patent infringement lawsuit pursuant to a confidential settlement agreement.

STRYKER CORPORATION
For the Three Months and Year Ended December 31, 2010
(Unaudited - In Millions)

	Fourth Quarter				Year Ended December 31
			% Change				% Change
				Constant				Constant
CONDENSED SALES ANALYSIS	2010	2009	Reported	Currency	2010	2009	Reported	Currency

Domestic	$ 1,285.6	$ 1,158.6	11.0	11.0	$ 4,792.8	$ 4,317.4	11.0	11.0
International	709.5	675.6	5.0	4.7	2,527.2	2,405.7	5.1	2.2

NET SALES	$ 1,995.1	$ 1,834.2	8.8	8.6	$ 7,320.0	$ 6,723.1	8.9	7.8

Orthopaedic Implants	$ 1,166.3	$ 1,115.6	4.5	4.3	$ 4,308.4	$ 4,119.7	4.6	3.3
MedSurg Equipment	828.8	718.6	15.3	15.4	3,011.6	2,603.4	15.7	15.0

NET SALES	$ 1,995.1	$ 1,834.2	8.8	8.6	$ 7,320.0	$ 6,723.1	8.9	7.8

	Fourth Quarter
	% Change
	Domestic	International		Total
			Constant		Constant
SUPPLEMENTAL SALES GROWTH ANALYSIS	Reported	Reported	Currency	Reported	Currency

Orthopaedic Implants sales:
Hips	7	6	4	6	6
Knees	4	3	2	3	3
Trauma	12	5	6	8	8
Spine	(4)	0	0	(3)	(3)
Total Orthopaedic Implants	5	4	4	5	4

MedSurg Equipment sales:
Surgical equipment and surgical navigation systems	11	9	9	10	10
Endoscopic and communications systems	2	11	11	5	5
Patient handling and emergency medical equipment	31	(11)	(12)	21	21
Total MedSurg Equipment	19	7	7	15	15

	Year Ended December 31
	% Change
	Domestic	International		Total
			Constant		Constant
	Reported	Reported	Currency	Reported	Currency

Orthopaedic Implants sales:
Hips	5	5	1	5	3
Knees	6	1	(2)	4	3
Trauma	11	5	5	8	7
Spine	(1)	8	6	2	1
Total Orthopaedic Implants	5	4	1	5	3

MedSurg Equipment sales:
Surgical equipment and surgical navigation systems	9	5	3	8	8
Endoscopic and communications systems	6	9	7	7	6
Patient handling and emergency medical equipment	24	5	0	20	18
Total MedSurg Equipment	19	7	4	16	15

STRYKER CORPORATION
(Unaudited - In Millions)

	December 31	December 31
CONDENSED BALANCE SHEETS	2010	2009

ASSETS

Cash and cash equivalents	$ 1,757.6	$ 658.7

Marketable securities	2,622.5	2,296.1

Accounts receivable (net)	1,251.9	1,147.1

Inventories	1,056.8	943.0

Other current assets	907.3	806.3

TOTAL CURRENT ASSETS	7,596.1	5,851.2

Property, plant and equipment (net)	827.3	947.6

Goodwill and other intangibles (net)	1,781.6	1,591.5

Other assets	690.1	681.0

TOTAL ASSETS	$ 10,895.1	$ 9,071.3

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities	$ 1,605.0	$ 1,441.0

Other liabilities	1,120.0	1,035.2

Long-term debt	996.5	-

Shareholders' equity	7,173.6	6,595.1

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$ 10,895.1	$ 9,071.3

STRYKER CORPORATION
For the Three Months and Year Ended December 31, 2010
(Unaudited - In Millions)

	Fourth Quarter		Year Ended December 31
CONDENSED STATEMENTS OF CASH FLOWS	2010	2009	2010	2009

OPERATING ACTIVITIES

Net earnings	$ 295.0	$ 306.0	$ 1,273.4	$ 1,107.4

Depreciation	45.0	47.3	164.6	165.2

Amortization	66.3	57.5	245.6	220.1

Restructuring charges	-	-	-	67.0

Impairment of property, plant and equipment	123.5	-	123.5	-

Changes in working capital and other	(12.2)	129.3	(259.7)	(99.0)

NET CASH PROVIDED BY OPERATING ACTIVITIES	517.6	540.1	1,547.4	1,460.7

INVESTING ACTIVITIES

Acquisitions, net of cash acquired	(203.2)	(552.5)	(265.4)	(570.2)

Proceeds from (purchases of) marketable securities, net	953.5	(230.6)	(408.9)	(628.4)

Purchases of property, plant and equipment	(55.1)	(41.7)	(182.1)	(131.3)

Proceeds from sales of property, plant and equipment	6.9	-	60.9	1.5

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	702.1	(824.8)	(795.5)	(1,328.4)

FINANCING ACTIVITIES

Proceeds from (payments of) borrowings, net	6.7	0.1	1,004.9	(2.7)

Dividends paid	(59.6)	(39.8)	(238.3)	(198.4)

Repurchase and retirement of common stock	(314.4)	-	(425.5)	-

Other	18.3	25.7	69.0	7.8

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(349.0)	(14.0)	410.1	(193.3)

Effect of exchange rate changes on cash and cash equivalents	(38.7)	(2.9)	(63.1)	18.6

CHANGE IN CASH AND CASH EQUIVALENTS	$ 832.0	$ (301.6)	$ 1,098.9	$ (42.4)

CONTACT:     Katherine A. Owen

                        Vice President, Strategy and Investor Relations

                        269-385-2600